Exhibit 99.1

CB&I Announces Executive Management Appointments

THE WOODLANDS, Texas--(BUSINESS WIRE)--February 13, 2013--CB&I (NYSE: CBI) today announced two executive management appointments:

Patrick K. Mullen, 48, has been promoted to the position of Executive Vice President, Corporate Development.

Mullen has more than 25 years of experience in strategic planning, sales, marketing, and operations. He joined CB&I as Senior Vice President, Business Development for Lummus Technology in 2007 upon CB&I’s acquisition of Lummus. Mullen joined Lummus in 1998. He holds a bachelor’s degree in chemical engineering from the University of Notre Dame and an MBA from Northwestern's Kellogg Graduate School of Management.

Luke V. Scorsone, 57, has been promoted to the position of Executive Vice President and Group President of Fabrication Services.

Scorsone has more than 35 years of experience in engineering, fabrication and construction of refining, LNG, and gas processing facilities. Prior to his new role, he served as president of the company’s Steel Plate Structures business. Scorsone joined CB&I in 2001 through the acquisition of PDM where he served as president of the Industrial Business Unit. He holds master’s and bachelor’s degrees in civil engineering from Cornell University.

Mullen will be based in CB&I's administrative headquarters in The Woodlands, Texas and Scorsone in Baton Rouge, Louisiana, both reporting directly to Philip K. Asherman, President and CEO.

"Pat and Luke have each made significant contributions to CB&I's strategic growth over the past several years and these promotions reflect their exceptional track records," said Asherman. "CB&I will utilize their strong leadership and technical skills going forward as we continue to focus on meeting and exceeding our clients’ expectations and creating value for our shareholders."

Effective the first quarter of 2013, CB&I will report its performance in four operating business groups. The groups align the company’s business units to highlight their distinct characteristics and provide improved clarity and visibility for our investors, employees and customers. CB&I’s operating business groups are:

  Technology which provides licensed process technologies, catalysts, specialized equipment and engineered products for use in petrochemical facilities, oil refineries and gas processing plants. This group also offers process planning and project development services, as well as a comprehensive program of aftermarket support. This business is led by Daniel M. McCarthy, Executive Vice President and Group President, Technology.
  Engineering, Construction and Maintenance which provides engineering, procurement, fabrication and construction of major energy infrastructure facilities, as well as comprehensive and integrated maintenance services. This business is led by Lasse Petterson, Executive Vice President and Chief Operating Officer.
  Government Solutions which leads large, high-profile programs and projects--including design-build infrastructure projects--for federal, state and local governments. This group also provides full-scale environmental services for government and private sector clients, including remediation and restoration of contaminated sites, emergency response, and disaster recovery. This business is led by E. Chip Ray, Executive Vice President and Group President, Government Solutions.
  Fabrication Services which provides piping solutions and storage tanks and vessels for the oil and gas, water and wastewater, mining and power generation industries. This business is led by Luke V. Scorsone, Executive Vice President and Group President, Fabrication Services.

About CB&I

CB&I (NYSE: CBI) offers a world of solutions to our customers in the energy, natural resources, environmental and infrastructure markets. Drawing upon more than a century of experience and the expertise of approximately 50,000 employees worldwide, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information visit www.CBI.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2011, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in our Form S-4 filed with the SEC on November 20, 2012, which cautionary statements are incorporated herein by reference.

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CB&I
Media: www.CBI.com
Investors: Christi Thoms, +1 832 513 1200